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AIM REAL ESTATE FUND                                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        11

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
72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           Class A               $ 7,724
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $   318
           Class C               $   517
           Class R               $   605
           Class Y               $   181
           Investor Class        $   386
           Institutional Class   $ 2,435

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                0.1793
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                0.1187
           Class C                0.1184
           Class R                0.1590
           Class Y                0.1997
           Investor Class         0.1791
           Institutional Class    0.2200

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                43,891
        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                 2,511
           Class C                 4,718
           Class R                 4,349
           Class Y                 1,557
           Investor Class          2,170
           Institutional Class    13,757

74V.    1  Net asset value per share (to nearest cent)
           Class A               $ 17.60
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $ 17.66
           Class C               $ 17.61
           Class R               $ 17.61
           Class Y               $ 17.60
           Investor Class        $ 17.58
           Institutional Class   $ 17.61
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